UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Preliminary proxy statement

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☐	Definitive Proxy Statement

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Rovi Corporation

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Rovi Corporation 2830 De La Cruz Blvd. Santa Clara, CA 95050

EGAN-JONES RECOMMENDS ROVI STOCKHOLDERS VOTE FOR

ROVI’S ENTIRE SLATE OF SEVEN BOARD NOMINEES

Leading Independent Proxy Advisory Firm Says Engaged Capital’s Proposals Are “Premature” and “High Risk”

Rovi Urges Stockholders to Vote the BLUE Proxy Card

SANTA CLARA, Calif. – May 8, 2015 – Rovi Corporation (NASDAQ:ROVI) today issued the following statement regarding a recommendation from leading independent proxy advisory firm Egan-Jones that Rovi’s stockholders vote “FOR” all seven of Rovi’s director nominees on the BLUE proxy card at the Company’s upcoming 2015 Annual Meeting on May 13, 2015:

“We are pleased that this independent proxy advisory firm has recommended in favor of all of Rovi’s highly qualified director nominees. Our Board has taken deliberate actions to transform Rovi’s leadership, strategy and structure, and we are now well-positioned to leverage our compelling patent portfolio and continue developing next-generation products to drive sustainable returns. Egan-Jones’ recommendation squarely rejects the notion that Engaged Capital’s director nominees will improve the Rovi Board, and validates our concern that disrupting our leadership team would put substantial stockholder value at risk, especially at this point in time ahead of our Big-4 license renewals.”

In supporting Rovi’s entire slate of director nominees, Egan-Jones recognizes the lack of relevant experience represented by Engaged Capital’s nominees, as well as the risks associated with Engaged Capital’s demands:

“…we believe the dissident’s proposals to be premature and high risk at this point in time.”

“We are not certain that the dissidents have the relevant niche technology experience in Meta data or ‘content about content’ to successfully serve on the board of this company.”

“…we feel the timing of the dissident proxy to be very poor, with multiple critical contracts on the line when the contest began including the recently signed Mediacom deal. While we can appreciate the ‘strategy’ of maximum pressure for board seats, especially in the absence of a large position in the company, we believe this strategy by the dissidents is creating an undue burden of risk for the company and other shareholders. As a rule, potential clients don’t like uncertainty and this contest is creating a lot of uncertainty.”

“Switching management just as those risks are about to pay off does not seem like a prudent choice to us.”

Emphasis added.

Further, Egan-Jones recognizes Rovi’s “clearly articulated plan,” stating:

“…we believe that voting FOR the management’s nominees and voting FOR its other proposals is in the best interest of the Company and its shareholders. We believe this because of the Company’s clearly articulated plan and a commitment of double digit growth for next year which we believe to be a solid metric that can be evaluated readily in the not too distant future. Allowing management to bring the investments of the past few years to fruition seems like a wise choice to us.”

Rovi agrees with Egan-Jones’ analysis and strongly recommends all stockholders vote on the BLUE proxy card to support the Company’s nominees at the upcoming Annual Meeting.

*Egan-Jones’ quotes are from its report issued May 8, 2015. Permission to use quotes was neither sought nor obtained.

If you have any questions, require assistance with voting your BLUE proxy card or need additional copies of the proxy materials, please contact:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, NY 10016

proxy@mackenziepartners.com

(212) 929-5500 (Call Collect)

Or

TOLL-FREE (800) 322-2885

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Rovi Corporation, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with Rovi’s 2015 Annual Meeting of Stockholders. Rovi has filed with the SEC and has provided to its stockholders a definitive proxy statement and a BLUE proxy card in connection with such solicitation. ROVI STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS) AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Information regarding the names of Rovi’s directors and executive officers and their respective interests in Rovi by security holdings or otherwise is set forth in Rovi’s definitive proxy statement for the 2015 Annual Meeting of Stockholders, filed with the SEC on April 13, 2015, and in Rovi’s annual report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 19, 2015, which documents are available at the investor relations portion of Rovi’s website at http://ir.rovicorp.com/CorporateProfile.aspx?iid=4206196. To the extent holdings of such participants in Rovi’s securities have changed since the amounts described in the 2015 proxy statement, or if a particular participant’s holdings are not set forth in the 2015 proxy statement, such holdings (or changes thereto) have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the special interests of such participants, if any, in the matters to be voted on at Rovi’s 2015 Annual Meeting of Stockholders is included in the definitive proxy statement referred to above. You can obtain free copies of these referenced documents as described below.

These documents, including the definitive proxy statement (and amendments or supplements thereto) and the accompanying BLUE proxy card, and any other relevant documents and other material filed by Rovi with the SEC, are or will be available for no charge at the SEC’s website at www.sec.gov and at the investor relations portion of Rovi’s website at http://ir.rovicorp.com/CorporateProfile.aspx?iid=4206196. Copies may also be obtained free of charge by contacting Rovi Investor Relations by mail at 2830 De La Cruz Boulevard, Santa Clara, California 95050 or by telephone at (408) 562-8400.

About Rovi Corporation

Rovi is leading the way to a more personalized entertainment experience. The Company’s pioneering guides, data, and recommendations continue to drive program search and navigation on millions of devices on a global basis. With a new generation of cloud-based discovery capabilities and emerging solutions for interactive advertising and audience analytics, Rovi is enabling premier brands worldwide to increase their reach, drive consumer satisfaction and create a better entertainment experience across multiple screens. The Company holds over 5,000 issued or pending patents worldwide and is headquartered in Santa Clara, California. Discover more about Rovi at Rovicorp.com.

Contacts:

Investors

Peter Halt / Peter Ausnit

Rovi Corporation

(818) 295-6800 / (818) 565-5200

Dan Burch

MacKenzie Partners, Inc.

(212) 929-5500

Media

John Christiansen / Megan Bouchier

Sard Verbinnen & Co

(415) 618-8750

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